UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 11, 2026
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 11, 2026, First Interstate BancSystem, Inc. (the “Company”) announced that the employment as Executive Vice President and Chief Operations Officer of the Company (“COO”) and its wholly owned bank subsidiary by Ms. Kristina Robbins was terminated, without cause, effective immediately, and that Ms. Robbins employment with the Company would be contemporaneously transitioned to a new role of Executive Advisor to the Company’s Chief Executive Officer, Mr. James Reuter (the “CEO”). In her new role, which is expected to be completed on August 1, 2026 unless earlier terminated, Ms. Robbins has agreed to assist the Company and its CEO with the transition of her COO responsibilities, including to any successor COO appointed during the duration of the Executive Advisor role. The Company’s CEO is expected to fulfill the COO responsibilities previously fulfilled by Ms. Robbins until a successor is appointed to such position.
In connection with the foregoing, the Company and Ms. Robbins entered into a Transition and Separation Agreement and General Release, dated as of May 11, 2026 (the “Agreement”), a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. Under the Agreement, Ms. Robbins will continue to report to the CEO, and she will be expected, among other things, to provide strategic continuity and high-level support to the Company, to assist the CEO with the transition described above, to coordinate cross-functional initiatives, and to assist with ongoing operations projects. For her services, Ms. Robbins will continue to receive her current compensation and other benefits. Upon expiration of her provision of services to the Company, provided that her employment is not earlier terminated for “cause” by the Company or by Ms. Robbins for “good reason” or by virtue of her earlier death or “disability” (as each of such terms are defined in the Agreement), as stated above, her separation of employment as COO will be treated as an involuntary termination of employment under Mr. Robbins’ current employment agreement with the Company, a copy of which is filed as an exhibit to the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2026.

The foregoing description of the Agreement does not purport to be complete, and it is qualified in its entirety by reference to the full terms of the Agreement filed with this current report on Form 8-K. Investors and other interested parties are encouraged to read the full text of the Agreement because it contains important terms not included in the summary above.
Cautionary Note Regarding Forward-Looking Statements

Statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “expected,” “will,” “look forward to,” “aim,” and similar words or phrases indicating possible future expectations, events or actions. Statements concerning the Company’s expectations concerning continued and future service arrangements with Ms. Robbins are forward-looking statements. Such forward-looking statements are based on current expectations, assumptions and projections about our business and the Company, and are not guarantees of our future performance or outcomes. These statements are subject to a number of known and unknown risks, uncertainties, and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making any investment or other decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Transition and Separation Agreement.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 13, 2026

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KIRK D. JENSEN
Kirk D. Jensen
Executive Vice President and General Counsel